EXHIBIT 10.1

HOU:3754193.10
Execution Version
HOU:3754193.10

FIRST AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 31, 2017 (the “Effective Date”), is entered into by and among MATRIX SERVICE COMPANY, a Delaware corporation (the “Company”), the other Borrowers party hereto (together with the Company, the “Borrowers”), the Subsidiary Guarantors party hereto (the “Subsidiary Guarantors”), the Lenders (as hereinafter defined) party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).
PRELIMINARY STATEMENT
WHEREAS, the Borrowers, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Fourth Amended and Restated Credit Agreement dated as of February 8, 2017 (the “Credit Agreement”), pursuant to which the Lenders agreed to make available to the Borrowers a revolving credit facility;
WHEREAS, the Company has requested an amendment to certain provisions of the Credit Agreement;
WHEREAS, the Administrative Agent and the Lenders party hereto are willing to make such amendment, subject to the terms and conditions set forth herein, provided that the Borrowers and Subsidiary Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and the other Loan Documents;
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.Amendments to Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended to restate the definition of “Applicable Margin” in its entirety as follows:

“Applicable Margin” means:
(a)    for any day during the Covenant Relief Period, with respect to any Loan, or with respect to the Unused Fees, the applicable per annum rate in the table set forth below based upon the Leverage Ratio for the most recently ended trailing four-quarter period with respect to which the Company is required to have delivered the financial statements pursuant to Section 5.01 (as such Leverage Ratio is reflected in the Compliance Certificate delivered under Section 5.01 by the Company in connection with the financial statements for such fiscal quarter):

Level	Leverage Ratio	Applicable Margin for Eurocurrency, EURIBOR and CDOR Loans	Applicable Margin for ABR Loans	Applicable Margin for Canadian Prime Rate Loans	Applicable Margin for Unused Fees
I	< 1.00x	1.625%	0.625%	2.125%	0.25%
II	< 1.50x	1.875%	0.875%	2.375%	0.30%
III	< 2.00x	2.125%	1.125%	2.625%	0.35%
IV	< 2.50x	2.375%	1.375%	2.875%	0.40%
V	< 3.00x	2.625%	1.625%	3.125%	0.45%
VI	> 3.00x	2.875%	1.875%	3.375%	0.50%

(b)    for any day after the Covenant Relief Period, with respect to any Loan, or with respect to the Unused Fees, the applicable per annum rate in the table set forth below based upon the Leverage Ratio for the most recently ended trailing four-quarter period with respect to which the Company is required to have delivered the financial statements pursuant to Section 5.01 (as such Leverage Ratio is reflected in the Compliance Certificate delivered under Section 5.01 by the Company in connection with the financial statements for such fiscal quarter):

Level	Leverage Ratio	Applicable Margin for Eurocurrency, EURIBOR and CDOR Loans	Applicable Margin for ABR Loans	Applicable Margin for Canadian Prime Rate Loans	Applicable Margin for Unused Fees
I	< 1.00x	1.625%	0.625%	2.125%	0.25%
II	< 1.50x	1.875%	0.875%	2.375%	0.30%
III	< 2.00x	2.125%	1.125%	2.625%	0.35%
IV	< 2.50x	2.375%	1.375%	2.875%	0.40%
V	≥ 2.50x	2.625%	1.625%	3.125%	0.45%

Each change in the Applicable Margin shall take effect on each date on which such financial statements and Compliance Certificate are delivered pursuant to Section 5.01, commencing with the date on which such financial statements and Compliance Certificate are delivered for the four-quarter period ended December 31, 2016. Notwithstanding the foregoing, for the period from the Effective Date through the date on which the financial statements and Compliance Certificate are delivered for the fiscal quarter ended December 31, 2016, the Applicable Margin shall be determined at Level I. In the event that any financial statement delivered pursuant to Section 5.01 is shown to be inaccurate when delivered (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then the Company shall (a) deliver to the Administrative Agent corrected financial statements for such Applicable Period promptly after completion, (b) determine the Applicable Margin for such Applicable Period based upon such corrected financial statements and (c) promptly pay to the Administrative Agent the accrued additional interest and Unused Fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.01. The provision in the previous sentence is in addition to the rights of the Administrative Agent and the Lenders with respect to Section 5.01 and their other respective rights under this Agreement. If the Company fails to deliver the financial statements and corresponding Compliance Certificate to the Administrative Agent at the time required pursuant to Section 5.01, then effective as of the date such financial statements and corresponding Compliance Certificate were required to be delivered pursuant to Section 5.01, the Applicable Margin shall be determined at highest level of the then applicable pricing grid above and shall remain at such level until the date such financial statements and corresponding Compliance Certificate are so delivered by the Company.”
(b)    Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions of “Covenant Relief Period” and “First Amendment Effective Date” in proper alphabetical order:
“Covenant Relief Period” means the period commencing on the First Amendment Effective Date and ending on the date on which the Company delivers the financial statements and Compliance Certificate for the four-quarter period ending December 31, 2017, pursuant to Section 5.01(b), demonstrating compliance with the covenants set forth in Sections 6.12 and 6.15 as of December 31, 2017, and certifying that no Default has occurred and is continuing as of the date of such Compliance Certificate.
“First Amendment Effective Date” means August 31, 2017.
(c)    Section 6.06 of the Credit Agreement is hereby amended to restate the proviso thereto in its entirety as follows and add the following new sentence at the end of said Section:

“; provided in all cases of clauses (a) through (e), inclusive, above that no Default or Event of Default shall exist before or after giving effect to such Restricted Payment, including, for the avoidance of doubt, any Default under Sections 6.12 or 6.13 after giving effect to such Restricted Payment; provided, further, that during the period commencing on the First Amendment Effective Date through and including December 31, 2017, the Company will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment described in clauses (d) or (e) of this Section unless, in addition to the condition set forth in the foregoing proviso, (i) the pro forma Leverage Ratio after giving effect to any Consolidated Funded Indebtedness incurred in order to fund such

Restricted Payment does not exceed 2.50 to 1.00 (for purposes of the foregoing calculation, the numerator of the Leverage Ratio shall be equal to the amount of Consolidated Funded Indebtedness outstanding as of the date of calculation plus the amount of Consolidated Funded Indebtedness to be incurred to fund such Restricted Payment and the denominator of the Leverage Ratio shall be equal to Consolidated EBITDA as shown in the Compliance Certificate most recently delivered to the Administrative Agent) and (ii) the amount of such Restricted Payment, when combined with all other Restricted Payments described in clauses (d) or (e) made during the period commencing on the First Amendment Effective Date through and including December 31, 2017, does not exceed $5,000,000.”
(d)    Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 6.12    Leverage Ratio. The Company will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, to exceed (a) 3.00 to 1.00 for the fiscal quarter ended June 30, 2017, (b) 4.00 to 1.00 for the fiscal quarters ending September 30, 2017 and December 31, 2017 and (c) 3.00 to 1.00 for any fiscal quarter ending thereafter.”
(e)    Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 6.13    Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters, to be less than 1.25 to 1.00; provided that the foregoing covenant shall not be tested for the fiscal quarters ending September 30, 2017 and December 31, 2017.”
(f)    Article VI of the Credit Agreement is hereby amended to add the following new Section 6.15 at the end of said Article:

“SECTION 6.15    Minimum Consolidated EBITDA. The Company will not permit Consolidated EBITDA, measured as of December 31, 2017 for the four fiscal quarter period ending on such date, to be less than $15,000,000.”
(g)    Exhibit H to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit H attached hereto.

3.    Conditions Precedent. This Amendment shall be effective on the Effective Date upon satisfaction of the following conditions:

(a)no Default or Event of Default shall exist;

(b)the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrowers, the Subsidiary Guarantors and the Required Lenders; and

(c)the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

4.    Ratification. Each of the Borrowers and Subsidiary Guarantors hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the other Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor are the Borrowers or Subsidiary Guarantors released from any covenant, warranty or obligation created by or contained herein or therein.

5.    Representations and Warranties. Each of the Borrowers and Subsidiary Guarantors hereby represents and warrants to the Lenders and the Administrative Agent that (a) this Amendment has been duly executed and delivered on behalf of each of the Borrowers and Subsidiary Guarantors, (b) this Amendment constitutes a valid and legally binding agreement enforceable against each of the Borrowers and Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except for such representations and warranties as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct in all material respects as of such specific date; provided that any representation or warranty qualified by Material Adverse Effect or materiality qualifier shall be true and correct in all respects as of such respective dates, (d) no Default or Event of Default exists and (e) the execution, delivery and performance of this Amendment has been duly authorized by each of the Borrowers and Subsidiary Guarantors.

6.    Release and Indemnity.

(a)    Each Borrower hereby releases and forever discharges the Administrative Agent and each of the Lenders and each Affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between any Borrowers or its representatives and the Administrative Agent, and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by any Borrower.

(b)    Each Borrower hereby ratifies the indemnification provisions contained in the Loan Documents, including, without limitation, Section 9.03 of the Credit Agreement, and agrees that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

7.    Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or electronic form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

8.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Oklahoma.

9.    Amendment is a Loan Document; References to Credit Agreement. This Amendment is a Loan Document, as defined in the Credit Agreement. All references in the Credit Agreement to “this Agreement” shall mean the Credit Agreement as amended by this Amendment.

10.    Integration. This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or its Affiliates constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the Effective Date.
BORROWERS:
Matrix Service Company, a Delaware corporation, Matrix Service Canada ULC, an Alberta unlimited liability corporation, Matrix SME Canada ULC, a Nova Scotia unlimited liability company, Matrix North American Construction Ltd., an Ontario corporation, and MATRIX INTERNATIONAL HOLDING COMPANY LIMITED, a private company formed under the laws of England and Wales

By:    /s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President or Treasurer

Signed by
MATRIX APPLIED TECHNOLOGIES PTY LTD (ACN 089 397 982)
in accordance with section 127 of the Corporations Act 2001 by two directors:

/s/ Joseph F. Montalbano	/s/ Kevin S. Cavanah
Signature of director	Signature of director

Joseph F. Montalbano	Kevin S. Cavanah
Name of director (please print)	Name of director (please print)

SUBSIDIARY GUARANTORS:
MATRIX SERVICE INC., an Oklahoma corporation; MATRIX PDM ENGINEERING, INC., a Delaware corporation; MATRIX NORTH AMERICAN CONSTRUCTION, INC., an Oklahoma corporation; HOUSTON INTERESTS, LLC, an Oklahoma limited liability company

By:    /s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President or Treasurer

ADMINISTRATIVE AGENT AND LENDER:

JPMORGAN CHASE BANK, N.A.

By:    /s/ David Jackson
David Jackson
Executive Director

HOU:3814070.8

HOU:3814070.8

HOU:3814070.8

LENDER:

BANK OF MONTREAL

By:    /s/ John M. Dillon
Name:    John M. Dillon
Title:    Director

LENDER:

BANK OF AMERICA, N.A.

By:    /s/ Lisa M. Chrzanowski
Name:    Lisa M. Chrzanowski
Title:    Senior Vice President

LENDER:

BOKF, N.A., dba BANK OF OKLAHOMA

By:    /s/ Paul Johnson
Name:    Paul Johnson
Title:    Vice President

LENDER:

FIFTH THIRD BANK

By:    /s/ Matthew Lewis
Name:    Matthew Lewis
Title:    Vice President

LENDER:

BRANCH BANKING & TRUST COMPANY

By:    /s/ Erron Powers
Name:    Erron Powers
Title:    Senior Vice President

LENDER:

COMMERCE BANK

By:    /s/ Darren P. Walkup
Name:    Darren P. Walkup
Title:    Senior Vice President

HOU:3814070.8

U:3814070.8

Exhibit H

COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Fourth Amended and Restated Credit Agreement dated as of February 8, 2017 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among Matrix Service Company, a Delaware corporation (the “Company”), the other Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected chief financial officer of the Company;

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4.    Schedule I attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct;

5.    Schedule II attached hereto sets forth the determination of the interest rates and other rates listed therein; and

6.    Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedules I, II and III hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of __________, ____.

Chief Financial Officer,
MATRIX SERVICE COMPANY

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of __________, 20__ with certain
Provisions of the Credit Agreement
All Calculations Below as of
__________, 20__ Except
As Provided Otherwise Below

1. Detailed Calculation of Consolidated EBITDA for Previous Four Fiscal Quarters:[1]

2. (a) Total Assets of Immaterial Subsidiaries that are not Subsidiary Guarantors: $_________

(b)    Total Assets of the Company and its Subsidiaries: $_________
(c)    Ratio (expressed as a percentage) of Line (a) to Line (b): _____% 2

3.    (a)    Consolidated Revenues of Immaterial Subsidiaries that are not Subsidiary Guarantors: $_________

(b)    Consolidated Revenues of the Company and its Subsidiaries: $_________
(c)    Ratio (expressed as a percentage) of Line (a) to Line (b): _____% 3

4. Detailed Calculation of Leverage Ratio [4]

5. Detailed Calculation of Fixed Charge Coverage Ratio [5]

(1)	Must not be less than $15,000,000 as of the fiscal quarter ending December 31, 2017.

(2)	If greater than 10%, include notice thereof with this Compliance Certificate.

(3)	If greater than 10%, include notice thereof with this Compliance Certificate.

(4)
Must not exceed (a) 3.00 to 1.00 for the fiscal quarter ended June 30, 2017, (b) 4.00 to 1.00 for the fiscal quarters ending September 30, 2017 and December 31, 2017 and (c) 3.00 to 1.00 for any fiscal quarter thereafter.

(5)
Must not be less than 1.25 to 1.00 for the fiscal quarter ended June 30, 2017. Not tested for the fiscal quarters ending September 30, 2017 and December 31, 2017. For any fiscal quarter thereafter, must not be less than 1.25 to 1.00.

SCHEDULE II TO COMPLIANCE CERTIFICATE
Interest and Other Rates
For the fiscal quarters ending during the Covenant Relief Period:

APPLICABLE MARGIN Actual Results: Leverage Ratio: __________ For Fiscal Quarter Ending ___________________
Mark As Applicable with “X”	Leverage Ratio	Applicable Margin for Eurocurrency, EURIBOR and CDOR Loans	Applicable Margin for ABR Loans	Applicable Margin for Canadian Prime Rate Loans	Applicable Margin for Unused Fees
	< 1.00x	1.625%	0.625%	2.125%	0.25%
	< 1.50x	1.875%	0.875%	2.375%	0.30%
	< 2.00x	2.125%	1.125%	2.625%	0.35%
	< 2.50x	2.375%	1.375%	2.875%	0.40%
	< 3.00x	2.625%	1.625%	3.125%	0.45%
	> 3.00x	2.875%	1.875%	3.375%	0.50%

For each fiscal quarter ending after the Covenant Relief Period:

APPLICABLE MARGIN Actual Results: Leverage Ratio: __________ For Fiscal Quarter Ending ___________________
Mark As Applicable with “X”	Leverage Ratio	Applicable Margin for Eurocurrency, EURIBOR and CDOR Loans	Applicable Margin for ABR Loans	Applicable Margin for Canadian Prime Rate Loans	Applicable Margin for Unused Fees
	< 1.00x	1.625%	0.625%	2.125%	0.25%
	< 1.50x	1.875%	0.875%	2.375%	0.30%
	< 2.00x	2.125%	1.125%	2.625%	0.35%
	< 2.50x	2.375%	1.375%	2.875%	0.40%
	≥ 2.50x	2.625%	1.625%	3.125%	0.45%

SCHEDULE III TO COMPLIANCE CERTIFICATE
List of Reports and Deliveries Due at this Time
and Status

Report or Delivery Due Date	Status

20